Exhibit 23.2

Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sun Energy Solar, Inc.

Sarasota, Florida

We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form SB-2 of our report dated October 19, 2006 on the financial statements of Sun Energy Solar, Inc. for the period from inception (November 9, 2005) to July 31, 2006 and our report dated June 1, 2007 for the three and nine months ended April 30, 2007 which appear in such prospectus.

We also consent to the reference to our Firm under the caption "Experts" in such prospectus.

Certified Public Accountants
Sarasota, Florida July 24, 2007

1605 Main Street, Suite 1010         Sarasota, Florida 34236         Telephone: 941-366-4450         Fax # 941-954-7506